Exhibit 10.119

AMENDMENT TO

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of December 16, 2011, by and between ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (the “Company”), and DAVID RUBENSTEIN, an individual (“Officer”).

W I T N E S S E T H:

WHEREAS, the Company and Officer have entered into that certain Employment Agreement dated as of November 15, 2011, (the “Agreement”), and the parties wish to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

1.             Amendment of Agreement.   The first paragraph of Section 3(d) of the Agreement is hereby amended and restated in its entirety as follows:

(d)           Equity Compensation.   As of the Effective Date and as a material inducement to the Officer to enter into employment with the Company, the Compensation Committee shall grant to the Officer: (i) a warrant to purchase 100,000 shares of the Company’s common stock, no par value (the “Common Stock”), with an exercise price per share equal to the Fair Market Value (as defined in the AdCare Health Systems, Inc. 2011 Stock Incentive Plan) of the Common Stock on the Effective Date: provided, however, that if the Fair Market Value of the Common Stock on the Effective Date is less than $4.13, then the exercise price shall be equal to $4.13 per share (the “First Warrant”); and (ii) a warrant to purchase 100,000 shares of Common Stock with an exercise price per share equal to the sum of the Fair Market Value of the Common Stock on the Effective Date plus $1.00 per share (such sum, the “Base Exercise Price”); provided, however, that if the Fair Market Value of the Common Stock on the Effective Date is less than $4.13, then the exercise price shall be equal to (1) the Base Exercise Price minus (2) the absolute value of the difference between the Fair Market Value of the Common Stock on the Effective Date and $4.13 (the “Second Warrant” and, together with the First Warrant, the “Warrants”). The First Warrant shall vest one third (1/3) on each of the three subsequent anniversaries of the Effective Date; the Second Warrant will vest one third (1/3) on the second, third and fourth anniversaries of the Effective Date. All vesting requires that the Officer is employed by the Company on such date, provided however, that if the Officer resigns for “Good Reason,” or a “Change in Control” occurs while the Officer is employed by the Company, then the Warrants shall immediately become one hundred percent (100%) vested. The Warrants shall have a term of ten (10) years subject to earlier expiration upon termination of Officer’s employment. The Warrants shall be exercisable for cash, or at the option of the Officer, in a cashless exercise (by reducing the number of shares he receives upon exercise by a number of shares with a then Fair Market Value equal to the aggregate exercise price of the shares purchased). The Warrants, to the extent vested, shall continue to be exercisable for three (3) months following the Officer’s termination of employment. The Warrants shall be evidenced by warrant certificates bearing restrictive legends, in form and substance acceptable to the Company and the Officer and otherwise in accordance with this Agreement. The Officer understands and acknowledges that, (i) the Warrants are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws pursuant to an exemption from the Securities Act and such laws; (ii) the issuance of the Common Stock issuable upon the exercise of any Warrant or portion thereof may be made only if an exemption from the registration requirements of the Securities Act and any applicable state securities laws is available; and (iii) the Warrants and all shares of Common Stock issuable upon exercise of the Warrants may be disposed of only in accordance with the Securities Act and any applicable state securities laws.

2.             Miscellaneous. The existing terms and conditions of the Agreement shall remain in full force and effect except as such terms and conditions are specifically amended by, or conflict with, the terms of this Amendment. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to the conflicts of laws principles thereof. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

IN WITNESS WHEREOF, the Officer has executed and delivered this Amendment, and the Company has caused this Amendment to be executed and delivered by its duly authorized officer, all as of the day and year first above written.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	President and CEO

/s/ david rubenstein
DAVID RUBENSTEIN